                            STATEMENT UNDER OATH FOR
                             CHIEF FINANCIAL OFFICER
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

       I, Joe R. Armstrong, Chief Financial Officer of Sorrento Networks Corporation (the "Company"), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.


                                             Subscribed and sworn to
                                             before me this 14 day of June, 2004


             /s/ JOE R. ARMSTRONG                 /s/ Claudia Warner
        -------------------------------      -----------------------------------
Name:   Joe R. Armstrong                     Notary Public
Date:   June 11, 2004                        Seal


A signed original of the written statement required by 18 U.S. C. 1350 has been provided to Sorrento Networks Corporation and will be retained by Sorrento Networks Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



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